EXHIBIT 23.1


                               KYLE L. TINGLE, CPA








To Whom It May Concern:                                       October 1, 2002


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of September 18, 2002 accompanying the audited financial statements of Investment Agents, Inc., as at August 31, 2002, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC
















                    P.O. Box 50141, Henderson, Nevada 89016
                   Phone: (702) 434-8452, Fax: (702) 436-4218
                         e-mail: Ktingle@worldnet.att